EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-4 of our report dated February 3, 2000 (February 22, 2000, as to the last paragraph of Note 2), appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             /s/ Deloitte & Touche LLP
McLean, Virginia
September 15, 2000


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